Exhibit (h) (1) (a)


                                AMENDED EXHIBIT A


      THIS EXHIBIT A, dated as of August 19, 2002, is Exhibit A to that certain Amended and Restated Fund Accounting Service Agreement between Morgan Keegan & Company, Inc. and Morgan Keegan Select Fund, Inc. dated August 21, 2000


                                   PORTFOLIOS


               Regions Morgan Keegan Select Intermediate Bond Fund
                  Regions Morgan Keegan Select High Income Fund
                   Regions Morgan Keegan Select Financial Fund
                Regions Morgan Keegan Select Capital Growth Fund







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                                AMENDED EXHIBIT B


      THIS EXHIBIT B, dated as of August 19, 2001, is Exhibit B to that certain Amended and Restated Fund Accounting Service Agreement between Morgan Keegan & Company, Inc. and Morgan Keegan Select Fund, Inc. dated August 21, 2000


Regions Morgan Keegan Select
      Intermediate Bond Fund - Fund Accounting:       $3,500 per month,
                                                      $42,000 per year

Regions Morgan Keegan Select
      High Income Fund - Fund Accounting:             $3,500 per month,
                                                      $42,000 per year

Regions Morgan Keegan Select
      Financial Fund - Fund Accounting:               $2,500 per month,
                                                      $30,000 per year

Regions Morgan Keegan Select
      Capital Growth Fund - Fund Accounting:          $2,500 per month,
                                                      $30,000 per year